UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2024

Better Choice Company, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40477	83-4284557
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12400 Race Track Road

Tampa, Florida 33626

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 896-1254

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value share	BTTR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Arrangement Agreement

On September 3, 2024, Better Choice Company, Inc., a Delaware corporation (the “Company”), announced that it has entered into an Arrangement Agreement (the “Arrangement Agreement”) with SRx Health Solutions, Inc., a corporation organized under the laws of the Province of Ontario (“SRx”), 1000994476 Ontario Inc., an indirect wholly-owned subsidiary of the Company and a corporation existing under the laws of the Province of Ontario (“AcquireCo”), and 1000994085 Ontario Inc., a direct wholly-owned subsidiary of the Company and corporation existing under the laws of the Province of Ontario (“CallCo”). Pursuant to the Arrangement Agreement, and the Plan of Arrangement adopted in connection therewith, the Company will acquire SRx in an all-stock transaction pursuant to a statutory amalgamation of SRx and AcquireCo under Canadian law (the “Amalgamation”). As a result of the Amalgamation, all of the property, rights, interests and obligations of SRx shall become the property, rights, interests and obligations of the resulting entity (“Amalco”), and Amalco will be an indirectwholly-owned subsidiary of the Company.

In the Amalgamation, each issued and outstanding common share of SRx will be converted based on the Exchange Ratio (as defined below) into shares of common stock of the Company (“BTTR Common Stock”) or, at the option of the holder thereof, exchangeable shares of Amalco that will be exchangeable at the option of the holder (or under certain other circumstances) on a one-for-one basis for shares of BTTR Common Stock. The Exchange Ratio will be determined five business days prior to the consummation of the Amalgamation (the “Closing”) and will be based on the trailing 30-day volume weighed average price of the Better Choice Common Stock on the NYSE America, subject to an aggregate share collar of 19,750,000 shares and 30,000,000 shares, with any resulting fractional shares to be rounded to the nearest whole share (the “Exchange Ratio”). The Amalgamation assigns an equity value of SRx of U.S. $80 million, assuming net debt at Closing of U.S. $43 million (which will be subject to a two-way adjustment prior to the Closing). All outstanding warrants and restricted stock units of SRx will be converted into common shares of SRx or terminated prior to the Closing.

The transaction has been unanimously approved by the boards of directors of the Company and SRx. The consummation of the Amalgamation is subject to customary closing conditions, including requisite approvals of the stockholders of the Company and SRx and the Ontario Superior Court of Justice (Commercial List), among other required regulatory approvals, and the absence of a material adverse effect with respect to the Company or SRx.

The Arrangement Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, SRx or their respective subsidiaries and affiliates. The Arrangement Agreement contains representations and warranties by the Company and SRx made solely for the benefit of the parties. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Arrangement Agreement, including information in confidential disclosure letters delivered by each party in connection with the signing of the Arrangement Agreement. Moreover, certain representations and warranties in the Arrangement Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the Company and SRx, rather than establishing matters as facts. Accordingly, the representations and warranties in the Arrangement Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company or SRx at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Arrangement Agreement, which subsequent information may or may not be fully reflected in the Company’s or SRx’s public disclosures.

The foregoing description of the Arrangement Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Arrangement Agreement which is filed as Exhibit 10.1 hereto, and the terms of which are incorporated herein by reference.

Voting Agreement

In addition, on September 3, 2024, Mr. Adesh Vora, SRx’s Chief Executive Officer and majority stockholders have entered to a Voting Agreement with the Company (the “Voting Agreement”). Pursuant to the Voting Agreement, Mr. Vora agreed, among other things, to vote all of the capital stock of SRx that he owns and/or controls in favor of the Amalgamation.

The foregoing description of the Voting Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Voting Agreement which is filed as Exhibit 10.2 hereto, and the terms of which are incorporated herein by reference. The description of the Voting Agreement is qualified in its entirety by reference thereto.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure under Item 1.01 of this Current Report relating to the Arrangement Agreement and the issuance of the shares of BTTR Common Stock and the exchangeable shares is incorporated herein by reference. The securities to be issued under the Arrangement Agreement will be issued in reliance upon Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), which exempts from the registration requirements under the Securities Act any securities that are issued in exchange for one or more bona fide outstanding securities where the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange shall have the right to appear, by any court expressly authorized by law to grant such approval.

Item 7.01. Regulation FD Disclosure

On September 3, 2024, the Company issued a press release announcing the signing of the Arrangement Agreement. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

On September 9, 2024, the Company posted an updated presentation (the “Presentation”) which is available in the Investors – Events and Presentations section of the Company’s website at https://www.betterchoicecompany.com. A copy of the Presentation is included as Exhibit 99.2 to this Current Report.

The Company intends to use the Presentation in presentations to investors and analysts from time to time in the future. The furnishing of the information in this Current Report is not intended to, and does not, constitute a determination by the Company that the information in this Current Report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company. The information in the materials is presented as of September 9, 2024, and the Company does not assume any obligation to update such information in the future.

The information in Item 7.01 of this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This current report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the “safe harbor” created by those sections. All statements in this current report that are not based on historical fact are “forward looking statements.” These statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “strategy,” “goal,” or “planned,” “seeks,” “may,” “might”, “will,” “expects,” “intends,” “believes,” “should,” and similar expressions, or the negative versions thereof, and which also may be identified by their context. All statements that address operating performance or events or developments the Company expects or anticipates will occur in the future, such as stated objectives or goals, refinement of strategy, attempts to secure additional financing, exploring possible business alternatives, or that are not otherwise historical facts, are forward-looking statements. While management has based any forward-looking statements included in this current report on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements as a result of various factors, including risks associated with the Company’s ability to obtain additional capital in the future, the proposed transaction with SRx, general economic factors, competition in the industry and other factors that could cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Additional risks and uncertainties are described in or implied by the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company’s 2023 Annual Report on Form 10-K, filed on April 12, 2024 and other reports filed from time to time with the Securities and Exchange Commission (“SEC”). The Company urges you to consider those risks and uncertainties in evaluating its forward-looking statements. Readers are cautioned to not place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in its expectations with regard thereto, or any change in events, conditions, or circumstances on which any such statement is based.

Additional Information and Where to Find It

The Company will prepare a proxy statement for the Company’s stockholders to be filed with the SEC. The proxy statement will be mailed to the Company’s stockholders. The Company urges investors, stockholders and other interested persons to read, when available, the proxy statement, as well as other documents filed with the SEC, because these documents will contain important information about the proposed transaction. Such persons can also read the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for a description of the security holdings of its officers and directors and their respective interests as security holders in the consummation of the transactions described herein. The Company’s definitive proxy statement will be mailed to stockholders of the Company as of a record date to be established for voting on the transactions described in this report. The Company’s stockholders will also be able to obtain a copy of such documents, without charge, by directing a request to: Carolina Martinez, Chief Financial Officer of Better Choice Company, Inc., 12400 Race Track Road, Tampa, FL 33626; e-mail: nmartinez@bttrco.com. These documents, once available, can also be obtained, without charge, at the SEC’s web site (http://www.sec.gov).

Participants in Solicitation

The Company and its respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on April 12, 2024. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to the Company’s stockholders in connection with the proposed transaction will be set forth in the proxy statement for the proposed business combination when available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s equity holders generally, will be set forth in the proxy statement relating to the proposed business combination when it becomes available.

Item 9.01 Financial Statements and Exhibits

10.1	Arrangement Agreement dated September 3, 2024

10.2	Voting Agreement dated September 3, 2024

99.1	Press Release regarding Arrangement Agreement dated September 3, 2024

99.2	Better Choice Company Inc. Presentation dated September 9 2024

104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Better Choice Company Inc.

	By:	/s/ Carolina Martinez
	Name:	Carolina Martinez
	Title:	Chief Financial Officer

September 9, 2024